UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                            F O R M 8 - K/A Number 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                  April 6, 2000



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)



                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                              74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788

Item 2. Acquisition of Disposition of Assets

         On March 31, 2000, Abraxas Petroleum Corporation ("Abraxas")sold a group of non-core assets held by Abraxas Wamustter L.P., a limited partnership of which a subsidiary of Abraxas is the general partner, as well as other contiguous assets owned by Abraxas to Samson Resources Company. The purchase price was determined as the result of a bid process. Abraxas received approximately $34 million in cash for its interests, subject to certain post closing adjustments. The sale included interests in 57 natural gas wells and gross leasehold of approximately 15,000 acres.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         7(b) Unaudited Pro Forma Financial Statements

              (1) Pro Forma Condensed Balance Sheet as of December 31, 1999.

              (2)Pro Forma  Statement of Operations  for the year ended December
                 31, 1999.



         The following exhibits are filed as part of this report:

NUMBER                                         DOCUMENT

10.1                      Purchase and Sale Agreement (Previously filed)

99.1                      Press release dated March 31, 2000.(Previously filed)




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                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                             By:      ___________________________________
                                      Chris Williford
                                      Executive Vice President, Chief Financial
                                      Officer and Treasurer


Dated:   April 6, 2000

                         PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1999 give effect to the sale of non-core properties described in Item 2. The unaudited pro forma condensed consolidated balance sheet is presented as if the transaction had occurred on December 31, 1999. The unaudited pro forma consolidated statement of operations is presented as if the transaction had occurred on January 1, 1999. The unaudited pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transaction actually occurred on the dates assumed, nor is it necessarily indicative of the future consolidated results of operations.




                          ABRAXAS PETROLEUM CORPORATION
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                             As of December 31, 1999


                                                          Abraxas
                                                        Petroleum         Pro-forma
                                                        Corporation      adjustments       Pro Forma
                                                       -------------  ----------------  -------------
                                                                       (dollars in thousands)

Assets:
  Cash.............................................      $   3,799           31,232 (1)    $    35,031
  Accounts receivable..............................         14,352               --             14,352
  Other............................................            878               --                878
                                                       -------------- ------------------ --------------
         Total current assets......................         19,029           31,232             50,261
Property and equipment.............................        514,353               --            514,353
Less accumulated DD&A..............................        219,687               --            219,687
                                                       -------------- ------------------ --------------
  Net property and equipment.......................        294,666               --            294,666
Deferred financing fees............................          7,711               --              7,711
Restricted cash....................................             --            3,250 (1)          3,250
Other assets.......................................            878             (499) (2)           379
                                                       ============== ================== ==============
         Total assets..............................      $ 322,284     $     33,983        $   356,267
                                                       ============== ================== ==============

Liabilities and stockholders' equity (deficit):
         Total current liabilities.................      $  26,334     $          --       $    26,334

Long-term debt.....................................        273,421                --           273,421
Deferred income taxes..............................         16,935                --            16,935
Minority interest..................................         10,496                --            10,496
Future site restoration............................          4,603                --             4,603
Stockholders' equity (deficit):
  Common stock.....................................            227                --               227
  Additional paid-in capital.......................        127,562                --           127,562
  Accumulated deficit..............................       (139,825)           33,983 (3)      (105,842)
  Treasury stock...................................         (1,071)               --            (1,071)
  Accumulated other comprehensive income...........          3,602                --             3,602
                                                       -------------- ------------------ --------------
         Total stockholders' equity (deficit)......         (9,505)           33,983            24,478
                                                       -------------- ------------------ --------------
         Total liabilities and stockholders' equity
          (deficit)................................      $ 322,284     $      33,983       $   356,267
                                                       ============== ================== ==============

             See notes to unaudited pro forma inancial information.




                         ABRAXAS PETROLEUM CORPORATIOIN
                        UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999

                                                    Abraxas
                                                   Petroleum        Pro-Forma
                                                  Corporation      adjustments        Pro Forma
                                                ---------------- ----------------- ----------------
                                                  (dollars in thousands, except per share data)
Revenue:
  Oil and gas production revenues..........        $   59,025              --         $   59,025
  Gas processing revenues..................             4,244              --              4,244
  Rig revenues.............................               444              --                444
  Other revenues...........................             3,057              --              3,057
                                                ---------------- ----------------- ----------------
         Total revenue.....................            66,770              --             66,770
Operating costs and expenses:
  Lease operating and production taxes.....            17,938              --             17,938
  Depreciation, depletion and amortization.            34,811              --             34,811
  Proved property impairment...............            19,100              --             19,100
  Rig operations...........................               624              --                624
  General and administrative expense.......             5,269             597 (1)          5,866
                                                ---------------- ----------------- ----------------
         Total operating expenses..........            77,742             597             78,339
                                                ---------------- ----------------- ----------------
Operating income (loss)....................           (10,972)           (597)           (11,569)
Other (income) expense:
  Interest income..........................              (666)             --               (493)
  Amortization of deferred financing fee...             1,915              --              1,915
  Interest expense.........................            36,815              --             36,815
  Other income.............................               --          (33,983) (2)       (33,983)
                                                ---------------- ----------------- ----------------
         Total other expenses..............            38,064         (33,983)              4,081
                                                ---------------- ----------------- ----------------
Income (loss) before tax...................           (49,036)         33,386            (15,650)
Income tax (expense) benefit:
  Current..................................              (491)             --               (491)
  Deferred.................................            13,116              --             13,116
Minority interest income (loss)............               269              --                269
                                                ---------------- ----------------- ----------------
Net (loss) applicable to common stockholders       $  (36,680)      $  33,386         $   (3,294)
                                                ================ ================= ================
Net (loss) per share.......................        $    (5.41)                        $    (0.49)
                                                ================ ================= ================



             See notes to unaudited pro forma financial information

Notes to Unaudited Pro Forma Balance Sheet as of December 31, 1999 assuming that transaction occurred on December 31, 1999.

(1)      Proceeds from sale of assets.
(2)      Cost basis of assets sold.
(3)      Gain on sale.

Notes to Unaudited Pro Forma Statement of Operations for the year ended December 31, 1999 assuming that transaction occurred on January 1, 1999.

(1)      Reversal of overhead reimbursement received from partnership.
(2)      Gain on sale of assets.




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